Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 7, 2010, by and between Solta Medical, Inc., a Delaware corporation (the “Company”), and the individuals or entities whose names appear on the signature pages of this Agreement (each, a “Purchaser,” and collectively, the “Purchasers”).

Preliminary Statement

The Purchasers desire to purchase, and the Company desires to offer and sell to the Purchasers, (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) a warrant in the form attached as Exhibit A exercisable for shares of Common Stock (each, a “Warrant,” and together with all other warrants issued pursuant to this Agreement, collectively, the “Warrants”). For purposes of this Agreement, the term “Securities” shall mean the Shares, the Warrants and the Underlying Shares. In addition, the term “Underlying Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.

Agreement

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

SALE OF SHARES

Each Purchaser will purchase from the Company (i) the number of shares of Common Stock set forth on the signature pages of this Agreement (such shares, the “Shares”) at a price of U.S. $2.02 per Share in cash and (ii) a Warrant to purchase the number of shares of Common Stock set forth on the signature pages of this Agreement. The total purchase price payable by each Purchaser for the Shares and Warrant that such Purchaser is hereby agreeing to purchase is set forth on the signature pages of this Agreement (the “Total Purchase Price”). The Purchasers understand that the Company is under no obligation to sell any Securities to any Purchaser unless the Company accepts such Purchaser’s subscription.

ARTICLE 2

CLOSING; DELIVERY

2.1 Closing. The closing (“Closing”) of the purchase and sale of the Securities to the Purchasers hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 within one business day following the date on which the last of the conditions set forth in Articles 6 and 7 have been satisfied or waived in accordance with this Agreement (such date, the “Closing Date”), or at such other time and place as the Company and the Purchasers mutually agree upon.

2.2 Delivery. At the Closing, the Company shall execute and deliver to the Purchasers this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit B (“Registration Rights Agreement”) and the other documents in Article 6. At the Closing, each Purchaser shall pay the Company the applicable Total Purchase Price in immediately available funds. At the Closing, the Company shall deliver to each Purchaser a single stock certificate representing the number of Shares purchased by such Purchaser as set forth opposite such Purchaser’s name on the signature pages of this Agreement and a single Warrant purchased by such Purchaser representing the right to acquire the number of Underlying Shares set forth opposite such Purchaser’s name on the signature pages of this Agreement, each to be registered in the name of such Purchaser, or in such nominee’s or nominees’ name(s) as designated by such Purchaser in writing in the form of the Purchaser Suitability Questionnaire of the Purchaser attached hereto as Exhibit C, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and covenants to each Purchaser as follows:

3.1 Organization and Standing. The Company and each of its subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Company and each of its subsidiaries has all requisite power and authority to own and operate their respective properties and assets and to carry on their respective businesses as presently conducted and as proposed to be conducted. The Company and each of its subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have a material adverse effect, individually or in the aggregate, upon the business, assets, financial condition or results of operation of the Company and its subsidiaries (a “Material Adverse Effect”).

3.2 Subsidiaries. The Company’s subsidiaries are listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and are the only subsidiaries, direct or indirect, of the Company. Each subsidiary is a direct or indirect wholly owned subsidiary of the Company. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and are owned by the Company free and clear of all liens, encumbrances and equities and claims, and there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

3.3 Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Registration Rights Agreement and the Warrants (collectively, the “Transaction Agreements”).

3.4 Authorization. The execution, delivery, and performance of the Transaction Agreements by the Company has been duly authorized by all requisite action, and the Transaction Agreements constitute the legal, valid, and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

3.5 Consents and Approvals. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Agreements.

3.6 Non-Contravention. The execution and delivery of the Transaction Agreements, the issuance, sale and delivery of the Securities to be sold by the Company under this Agreement and the Warrants, the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated thereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, (ii) the Certificate of Incorporation or Bylaws of the Company, as amended to date or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. Assuming the accuracy of the representations of each Purchaser in the Purchaser Suitability Questionnaire of such Purchaser (herein so called) attached hereto as Exhibit B, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including the Nasdaq Global Market), or other governmental body is required for the execution and delivery of this Agreements, the valid issuance, sale and delivery of the Securities to be sold pursuant to the Transaction Agreement and Warrants other than such as have been made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of Securities.

3.7 Securities. The Shares and the Warrants are duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Shares and the Warrants shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or otherwise required at the time a transfer is proposed. The Underlying Shares are duly authorized and when issued pursuant to the terms of the Warrants will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Underlying Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or otherwise required at the time a transfer is proposed. The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

3.8 No Registration. Assuming the accuracy of each of the representations and warranties of each Purchaser herein and in the Purchaser Suitability Questionnaire, the issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “Act”).

3.9 Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has, in a timely manner, filed all documents that the Company was required to file thereunder during the twelve (12) months prior to the Closing Date (the “SEC Documents”). The SEC Documents complied as to form in all material respects with the U.S. Securities and Exchange Commission’s (the “SEC”) requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document.

3.10 Reporting Company; Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Act) and is eligible to register the Shares and the Underlying Shares for resale by the Purchasers on a registration statement on Form S-3 under the Act. Provided the Purchaser is not deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) that will be available for the resale of the Shares and the Underlying Shares by the Purchasers.

3.11 Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed. The Material Contracts to which the Company or its subsidiaries are a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or its subsidiaries, as applicable, enforceable by and against the Company or its subsidiaries, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

3.12 Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, $0.001 par value per share, 48,089,940 shares of which were issued and outstanding, and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares were issued and outstanding. All subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company issued and outstanding as of the date hereof, or material contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may be obligated to issue shares of capital stock, or securities or rights convertible or exchangeable for shares of capital stock, are as set forth in the SEC Documents. The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents, no holder of the Company’s capital stock is entitled to preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding. Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

3.13 Legal Proceedings. Except as disclosed in the SEC Documents, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

3.14 No Violations. Neither the Company nor any of its subsidiaries is in violation of its respective Certificate of Incorporation, Bylaws or other organizational documents, or to its knowledge, is in violation of any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

3.15 Governmental Permits, Etc. The Company and its subsidiaries possess all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective business as currently conducted, except where such failure to possess would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.16 Listing Compliance. The Company is in compliance with the requirements of the NASDAQ Global Market for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Global Market, nor has the Company received any notification that the SEC or the NASDAQ Global Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Agreements will not contravene the rules and regulations of the NASDAQ Global Market. The Company will comply with all requirements of the NASDAQ Global Market with respect to the issuance of the Securities and shall cause the Shares and the Underlying Shares to be listed on the NASDAQ Global Market and listed on any other exchange on which the Common Stock is listed on or before the Closing.

3.17 Intellectual Property. To the Company’s knowledge, the Company owns, or has obtained valid and enforceable licenses for, or other legal rights to use, the inventions, patent applications, patents, utility models, industrial property, trademarks (both registered and unregistered), trade names, service marks (both registered and unregistered), service names, copyrights, trade secrets, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results, know-how or other proprietary rights and information (collectively, “Intellectual Property”) owned or licensed by the Company or its subsidiaries, or used in the Company’s or its subsidiaries businesses as presently conducted, except where the failure to own, license or otherwise enjoy such rights would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, all of the patents, registered trademarks and registered copyrights owned or licensed by the Company or its subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office (the “USPTO”), the United States Copyright Office or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such other jurisdictions, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect. The Company and its subsidiaries have taken all steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of or rights to all of their Intellectual Property. Except as set forth in the SEC Documents, to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property of the Company or its subsidiaries. To the Company’s knowledge, there is no infringement by third parties of any of the Intellectual Property of the Company or its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in the SEC Documents, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property of the Company or its subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. Except as set forth in the SEC Documents, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property of the Company or its subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, neither the Company nor any of its subsidiaries has, and presently is not, infringing or violating the Intellectual Property of any other person. Except as set forth in the SEC Documents, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by another that the Company or any of its subsidiaries infringes or otherwise violates any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, the manufacture, use, sale, offer for sale or import of any product by the Company or its subsidiaries would not infringe any claim of any patent of another party, except that of a licensor who has granted the Company or its subsidiaries a license under any such patent. Except as set forth in the SEC Documents, no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property has been filed. The Company and its subsidiaries, as applicable, are in compliance with the material terms of all agreements pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries. All such agreements are in full force and effect and there is no default by the Company thereto, and to the Company’s knowledge, no notice of default thereunder has been threatened against the Company. To the Company’s knowledge, sublicenses granted to others by the Company or its subsidiaries are now in compliance with the terms of all agreements pursuant to which Intellectual Property has been sublicensed by the Company or its subsidiaries. To the Company’s knowledge, all such agreements are in full force and effect and there is no default by any sublicensee thereto. To the Company’s knowledge, there is no patent or patent application containing claims that interfere with the issued or pending claims of any patent owned by or licensed to the Company or its subsidiaries. The Company is not aware of any fact from which it could reasonably be inferred that an individual associated with the filing and prosecution of any patent owned by or licensed to the Company or its subsidiaries failed to disclose to the USPTO all information known to that individual to be material to patentability. The products manufactured and sold by the Company and its subsidiaries fall within the scope of one or more claims of one or more patents owned by or licensed to the Company or its subsidiaries.

3.18 Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the SEC Documents present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in such financial statements (or the notes thereto), such financial statements (including the related notes) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

3.19 Accountants. PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which will be incorporated by reference into the Registration Statement and the prospectus that forms a part thereof, are registered independent public accountants as required by the Act and the rules and regulations promulgated thereunder (and by the rules of the Public Company Accounting Oversight Board).

3.20 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

3.21 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

3.22 No Material Adverse Change. Except as set forth in the SEC Documents in each case, filed or made through and including the date hereof, since December 31, 2008, there has not been (a) any material adverse change in the business, assets, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (b) any obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, (c) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (d) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries.

3.23 No Manipulation of Stock. Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, affiliates or controlling persons has taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

3.24 Insurance. The Company and its subsidiaries maintain and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance in such amounts and covering such risks as is believed to be prudent and customary, consistent with industry practice for the conduct of their respective businesses and the value of their respective properties.

3.25 Properties. The Company and its subsidiaries have good and marketable title to all the properties and assets described as owned by them in the consolidated financial statements included in the SEC Documents, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. The Company and each of its subsidiaries hold their leased properties under valid and binding leases. The Company and each of its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

3.26 Tax Matters. The Company and each of its subsidiaries has timely filed all federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and has paid all taxes due in accordance therewith, except where the failure to so timely file or pay, individually or in the aggregate, would not be likely to result in a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.27 Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

3.28 Transactions With Affiliates and Employees. Except as disclosed in the SEC Documents, none of the officers or directors of the Company or its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its subsidiaries is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors required to be disclosed under Item 404 of Regulation S-K under the Exchange Act).

3.29 Foreign Corrupt Practices. Neither the Company nor its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.30 Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.31 OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.32 Environmental Laws. The Company and each of its subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.33 Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice except for matters which would not, individually or in the aggregate, have a Material Adverse Effect. There is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

3.34 ERISA. The Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3.35 Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any affiliates, nor any person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchasers for purposes of the Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Global Market, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Act or cause the offering of the Securities to be integrated with other offerings.

3.36 No General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

3.37 No Brokers’ Fees. Except as provided in that certain Engagement Letter dated November 9, 2009 between the Company and Morgan Keegan & Company, Inc. (the “Placement Agent”), the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.38 Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and warranties in effecting transactions in the Securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser, severally and not jointly, represents, warrants and covenants to the Company with respect to this purchase as follows:

4.1 Organization and Standing. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Purchaser has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Purchaser is qualified to do business as a foreign corporation in every jurisdiction in which the failure to be so qualified would have a material adverse effect on the Purchaser’s business as now conducted or as proposed to be conducted.

4.2 Power. The Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3 Authorization. The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

4.4 Consents and Approvals. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.5 Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject. No approval, waiver, or consent by the Purchaser under any instrument, contract, or agreement to which the Purchaser or any of its affiliates is a party is necessary to consummate the transactions contemplated hereby.

4.6 Purchase for Investment Only. The Purchaser is purchasing the Securities for the Purchaser’s own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” in violation of the Securities Act. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser understands that the Securities have not been registered under the Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.7 Receipt of Information. The Purchaser has had an opportunity to review the Company’s filings under the Act and the Exchange Act (including risks factors set forth therein). The Purchaser has received all such information that the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Securities. The Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to the Purchaser’s inquiries.

4.8 Risk of Investment. The Purchaser realizes that the purchase of the Securities will be a highly speculative investment and the Purchaser may suffer a complete loss of its investment. The Purchaser understands all of the risks related to the purchase of the Securities. By virtue of the Purchaser’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.

4.9 Advisors. The Purchaser has reviewed with its own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser acknowledges that it has had the opportunity to review the Transaction Agreements and the transactions contemplated thereby with the Purchaser’s own legal counsel. The Purchaser is relying solely on its legal counsel and tax advisors and not on any statements or representations of the Company or any of the Company’s agents for legal or tax advice with respect to this investment or the transactions contemplated by this Agreement.

4.10 Finder. The Purchaser is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

4.11 Restricted Shares. The Purchaser understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that except as set forth in the Registration Rights Agreement, the Company is under no obligation to register the Securities. The Purchaser is aware of Rule 144 promulgated under the Act that permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions.

4.12 Legend. It is understood by the Purchaser that each certificate representing the Securities shall be endorsed with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE

SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company need not register a transfer of Shares or Underlying Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares or Underlying Shares unless the conditions specified in the foregoing legend are satisfied.

4.13 Investor Qualification. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act. The Purchaser acknowledges that it has completed the Purchaser Suitability Questionnaire. The Purchaser has truthfully set forth in the Purchaser Suitability Questionnaire the factual basis or reason for qualification as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act and such information remains true and correct as of the date hereof. The Purchaser agrees to furnish any additional information that the Company deems necessary in order to verify the answers set forth in the Purchaser Suitability Questionnaire.

4.14 Other Representations. (a) The Purchaser should check the OFAC website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Company were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(b) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(c) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(d) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

ARTICLE 5

CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver Securities to each Purchaser, individually, at the Closing shall be subject to the following conditions to the extent not waived by the Company:

(a) Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the Total Purchase Price for the number of Securities being purchased by such Purchaser at the Closing as set forth opposite such Purchaser’s name on the signature pages of this Agreement.

(b) Representations and Warranties. The representations and warranties made by such Purchaser in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing.

[2]	“senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or note), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[3]	family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[4]	“close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(c) Receipt of Executed Documents. Such Purchaser shall have executed and delivered to the Company the Registration Rights Agreement and the Purchaser Suitability Questionnaire.

(d) Nasdaq Approval. The Shares and the Underlying Shares shall have been approved for listing on the Nasdaq Global Market.

ARTICLE 6

CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING

Each Purchaser’s obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions to the extent not waived by such Purchaser:

(a) The Company shall have complied with its obligations set forth under Section 2.2 to provide, with respect to each Purchaser, (i) a single stock certificate for each Purchaser representing the number of shares purchased by such Purchaser and (ii) a single Warrant representing the right to acquire the number of Underlying Shares set forth opposite such Purchaser’s name on the signature pages to this Agreement.

(b) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing.

(c) Receipt of Executed Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement to the Purchasers.

(d) Legal Opinion. The Purchasers shall have received an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, substantially in the form set forth in Exhibit D hereto.

(e) Certificate. Each Purchaser shall have received a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer to the effect that the representations and warranties of the Company in Section 3 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing and that the Company has satisfied in all material respects all of the conditions set forth in this Article 6.

(f) Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware as evidenced by a certificate of the Secretary of State of the State of Delaware, a copy of which was provided to the Purchasers.

(g) Nasdaq Approval. The Shares and the Underlying Shares shall have been approved for listing on the Nasdaq Global Market.

(h) Waiver of Registration Rights. The Company shall have received a waiver of registration rights pursuant to that certain Amended and Restated Investors Rights Agreement by and among the Company and the investors listed therein dated March 12, 2002 in a form reasonably satisfactory to the Purchasers.

ARTICLE 7

OTHER AGREEMENTS OF THE PARTIES

7.1 Securities Laws Disclosure; Publicity. By 9:00 A.M., New York City time, on the trading day immediately following the date hereof, the Company shall issue a press release (the “Press

Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. On or before 9:00 A.M., New York City time, on the second trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement)).

7.2 Public Announcements. Except as may be required by law or regulation, the Company shall not use the name of, or make reference to, any Purchaser or any of its affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Purchaser’s prior written consent, which consent shall not be unreasonably withheld. The initial press release with respect to the execution of this Agreement shall be approved by the Company and the Purchasers provided that the approval of the Purchasers shall not be unreasonably withheld. Thereafter, so long as this Agreement is in effect, the Company and the Purchasers shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Company, on the one hand, and the Purchasers, on the other hand, may, without the prior consent of the other party, issue a press release or make such public statement as may, upon the advice of counsel, be required by law if it has used all reasonable efforts to consult with the other party.

7.3 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser (provided that the posting of the Form D on the SEC’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement). The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary, if any, in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly to the Purchaser.

7.4 Pledges. The Company acknowledges and agrees that any Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but any Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement to any registration statement filed pursuant to the Registration Rights Agreement under Rule 424(b)(3) of the Act or other applicable provision of the Act to appropriately amend the list of Selling Stockholders thereunder.

7.5 Removal of Legend and Transfer Restrictions. The Company hereby covenants with the Purchasers to, no later than three trading days following the delivery by the Purchaser to the Company of a legended certificate representing Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), in connection with the sale of all or a portion of the Shares or Underlying Shares, as applicable, pursuant to an effective registration statement or pursuant to a transaction exempt from the registration requirements of the Act or an opinion of counsel reasonably satisfactory to the Company that the Shares are freely transferable and that the legend is no longer required on such stock certificate, deliver or cause the Company’s transfer agent to deliver to the transferee of the Shares or to the Purchaser, as applicable, a new stock certificate representing such Shares that is free from all restrictive and other legends. The Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7.5 with respect to any Purchaser, the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.6 Use of Proceeds. The Company agrees to use the proceeds of the offering for bona fide general corporate purposes and to provide working capital.

ARTICLE 8

MISCELLANEOUS

8.1 Survival. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Securities.

8.2 Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, that this Agreement may be assigned by any Purchaser to the valid transferee of any security purchased hereunder if such security remains a “restricted security” under the Act. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

8.3 Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to Solta Medical, Inc., 25881 Industrial Blvd., Hayward, CA 94545, Attn: Chief Executive Officer, facsimile number: (510) 786-6880, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Rd., Palo Alto, CA 94304, Attn: Chris F. Fennell, Esq., facsimile number: (650) 493-6811, as to the Placement Agent at 50 North Front Street, Morgan Keegan Tower, Memphis, TN 38103, and as to the Purchaser at the address and facsimile number set forth below the Purchaser’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. The Purchaser and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

8.4 Governing Law; Jurisdiction.

(a) This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of law provisions.

(b) Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties shall be litigated solely and exclusively before the United States District Court for the Northern District of California. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. § 1404 or 1406 (or any successor statute). In the event the United States District Court for the Northern District of California does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located.

8.5 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

8.6 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

8.7 Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

8.8 Finder’s Fee. The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby, including any fees and expenses of the Placement Agent. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

8.9 Expenses. Each party will bear its own costs and expenses in connection with this Agreement; provided, however, that at the Closing, the Company will reimburse Longitude Capital Partners, LLC for all consulting, legal and other out of pocket expenses related to the investment and due diligence upon closing of the offering, subject to a maximum payment of $30,000.

8.10 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

8.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with obligations of each other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any ancillary document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser will be acting as agent of such Purchaser in enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Purchaser, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.13 Waiver of Conflicts. Each party to this Agreement acknowledges that Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in equity and other investments, including venture capital financings, and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Wilson Sonsini Goodrich & Rosati’s representation of certain of the Purchasers in such unrelated matters and to Wilson Sonsini Goodrich & Rosati’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature pages follows]

This Securities Purchase Agreement is hereby confirmed and accepted by the Company as of January 7, 2010.

SOLTA MEDICAL, INC.

By:
Name: Stephen J. Fanning
Title: Chairman, CEO & President

PURCHASERS:

U.S. $

Total Purchase Price

(U.S. $2.02 per Share)

Number of Shares:

Number of Underlying Shares:

By:
(signature)

Name:
(printed name)

Title:	Managing Member

Address:

Facsimile No:

E-mail Address:

Exhibit A

Form of Warrant

[see Exhibit 4.2]

EXH. A-1

Exhibit B

Registration Rights Agreement

[see Exhibit 4.1]

EXH. B-1

Exhibit C

PURCHASER SUITABILITY QUESTIONNAIRE

FOR

SOLTA MEDICAL, INC.

This questionnaire is delivered by the undersigned in connection with the undersigned’s offer to purchase shares of common stock (the “Shares”) of Solta Medical, Inc., a Delaware corporation (the “Company”). The undersigned agrees that the Company, Morgan Keegan & Company, Inc., which is acting as placement agent for the Company (the “Placement Agent”), and their respective counsel may rely on the information herein in determining whether to accept such offer.

The undersigned agrees to notify the Company and the Placement Agent immediately of any material change in any of the information contained herein, or otherwise provided by the undersigned in connection with the offer and sale of the Shares, prior to the closing and sale of any Shares to the undersigned.

The information contained herein is for the sole use of, and will be held in confidence by, the Company, the Placement Agent and their counsel; however, the information may be furnished to such parties as the Company, the Placement Agent or their counsel deem desirable to establish compliance with Federal and state securities laws.

INSTRUCTIONS

All Prospective Purchasers

Type or print (in ink) the information requested and attach additional sheets if necessary.

Persons Making Investment Decision on Behalf of Prospective Purchasers

Each person making an investment decision to purchase the Shares on behalf of another person must complete and execute an additional counterpart of this Purchaser Suitability Questionnaire with respect to himself.

Prospective Purchasers Other than Individuals

If requested, each prospective purchaser that is a corporation, partnership, trust, estate or other entity should be prepared to provide evidence of its organizational status (e.g., certificate of incorporation, partnership or trust agreement or letters testamentary) and an authorizing resolution in connection with its purchase of Shares.

EXH. C-1

I. GENERAL INFORMATION

Please provide the following information:

A.	All Individuals:

PERSONAL

1.	Name:

2.	Address of principal residence:

3.	Mailing address (if different from above):

4.	Telephone: ( )		5. Fax: ( )

6.	Date of birth:		7. Citizenship:

8.	College:		Degree:	Year:

9.	Graduate:		Degree:	Year:

10.	Other education:

11.	Social Security or taxpayer identification no.:

12.	Are you married?	Yes	No

13.	Are you purchasing the Shares as an agent, nominee or otherwise on behalf of another person?
		Yes	No

14.		Are you:

(a) a broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended? Yes No

(b) an affiliate of a broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended? Yes No

If yes,:

(i) are you purchasing Shares in the ordinary course of business?

Yes No

(ii) do you have any arrangements or understandings with any person to distribute the Shares?

Yes No

15.		Employment/business affiliation (name of firm):

16.		Address of place of business:

17.		Address of principal office (if different from above):

18.	Business Telephone: ( )	19. Fax: ( )

20.		Nature of business:

21.		Position and duties:

22.	Any prior occupations or duties during past five years:

OTHER PURCHASERS

If Shares will be held in the name of two or more individuals, provide the following information for each other beneficial owner (attach additional pages if necessary):

23.	Name of other investor: ___________________________________________________________________

24.	Relationship to purchaser: ___________________________________________________

25.	Address of principal residence:______________________________________________

26.	Mailing address (if different from above):

27.	Type of ownership interest (not applicable to partners in partnerships):

Joint Tenants with Right of Survivorship

Tenants in Common

Tenants by the Entireties

B.	Corporations, Partnerships, Trusts, Estates or Other Entities Only:

1.	Name:

2.	Address of principal place of business:

3.	Mailing address (if different from above):

4.	Telephone: ( )	5. Fax: ( )

6.	Type of entity:

7.	Jurisdiction of formation or organization:

8.	Date of formation or organization:

9.	Taxpayer identification number:

10.	Purpose:

11.	Are you purchasing Shares as an agent, nominee or otherwise on behalf of another person?

Yes No

12.	Are you:

(a)	a broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended?

Yes No

(b)	an affiliate of a broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended?

Yes No

If yes,:

(i) are you purchasing Shares in the ordinary course of business?

Yes No

(ii) do you have any arrangements or understandings with any person to distribute the Shares?

Yes No

C.	Trust Only:

1.	May the trust be amended or revoked at any time by the grantor?

Yes No

2.	Will the assents of the trust revert to the grantor upon revocation?

Yes No

3.	Special Instructions: If you answered “Yes” to either C.1 or C.2, the grantor must complete the balance of and execute this Purchaser Suitability Questionnaire. If you answered “No” to both C.1 and C.2, all persons named in the trust agreement as having decision-making power must complete and execute a counterpart of this Purchaser Suitability Questionnaire.

II. ACCREDITED INVESTOR STATUS

The undersigned represents that the undersigned is an “accredited investor” as indicated by the check below in any statement that is applicable to me.

A.	Individuals Only:

1.	My individual net worth, or joint net worth with that of my spouse, exceeds U.S. $1,000,000.

As used herein, the term “net worth” means the excess of total assets (including home, home furnishings and automobiles) at fair market value over total liabilities. When determining net worth, your principal residence must be valued at either (a) cost, including the cost of improvements, net of current encumbrances, or (b) the fair market value of the property.

2.

I had an individual income in excess of U.S. $200,000 in each of the two most recent years, and I reasonably expect to have an individual income in excess of U.S. $200,000 in the current year.

As used herein, the term “individual income” means adjusted gross income, as reported for federal income tax purposes, minus any income attributable to a spouse or to property owned by a spouse, if any, plus the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse, if any): (a) the amount of any tax-exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) deductions for alimony paid and (e) amounts contributed to an individual retirement account or Keogh retirement plan.

3.

I had a joint income with my spouse in excess of U.S. $300,000 in each of the two most recent years, and I reasonably expect to have a joint income in excess of U.S. $300,000 in the current year.

As used herein, the term “joint income” means adjusted gross income, as reported for federal income tax purposes, plus any income attributable to a spouse or to property owned by a spouse, if any, plus the following amounts (including any amounts attributable to a spouse or to property owned by a spouse, if any): (a) the amount of any tax-exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) deductions for alimony paid and (e) amounts contributed to an individual retirement account or Keogh retirement plan.

4.	I am a broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.	I am a director or executive officer of the Company.

B.	For Corporations, Partnerships, Trusts, Estates or Other Entities Only:

1.	The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), whether acting in its individual or a fiduciary capacity.

2.	The undersigned is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.

3.	The undersigned is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

4.	The undersigned is an insurance company as defined in Section 2(13) of the Securities Act.

5.	The undersigned is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

6.	The undersigned is a business development company as defined in Section 2(a)(48) of the 1940 Act.

7.	The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

8.	The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, that has total assets in excess of U.S. $5,000,000.

9.	The undersigned is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if either (check the applicable statement):

(a) the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

(b) the employee benefit plan has total assets in excess of U.S.$5,000,000; or

(c) the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” according to their answers to this Purchaser Suitability Questionnaire.

10.	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

11.	The undersigned was not formed, organized or reorganized for the specific purpose of acquiring Shares, has total assets in excess of U.S. $5,000,000, and is one of the following (check the applicable category):

	(a)	a corporation;

	(b)	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

	(c)	a Massachusetts or similar business trust; or

	(d)	a partnership.

12.	The undersigned is a trust (a) with total assets in excess of U.S. $5,000,000, (b) that was not formed, organized or reorganized for the specific purpose of acquiring Shares, and (c) whose acceptance of Shares, is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

13.	All equity owners of the undersigned are “accredited investors” under Regulation D as promulgated under the Securities Act based on the categories listed in this Purchaser Suitability Questionnaire.

III. INVESTOR KNOWLEDGE AND EXPERIENCE

1.	Do you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of your prospective purchase of the Shares?

Yes                      No

If you answered “Yes,” describe the basis for your knowledge and experience (attach additional pages if necessary):

IV. SIGNATURE(S) AND DATE

For Individuals Only:

Signature of Purchaser

Printed name of Purchaser

Signature of joint Purchaser, if applicable

Printed name of joint Purchaser, if applicable

Date:                     , 2009

For Corporations, Partnerships, Trusts, Estates or Other Entities Only:

Printed name of entity

By:

Name:
Title:

Date:                     , 2009

Exhibit D

Opinion of Company Counsel

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with authority to own, lease and operate its properties and conduct its business as described in the SEC Documents, to execute and deliver the Transaction Agreements and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Shares as contemplated by the Purchase Agreement. The Company is duly qualified to transact business as a foreign corporation and to own, lease and operate its properties in the State of California.

2. Each of the Company’s subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of their respective states of organization, with authority to own, lease and operate its properties and conduct its business as described in the SEC Documents. Each of the Company’s subsidiaries is duly qualified to transact business as a foreign corporation and to own, lease and operate its properties in the State of California.

3. The Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company.

4. The Shares and the Warrants have been duly authorized and, upon delivery to the Purchaser against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive or similar rights. The Underlying Shares have been duly authorized and, upon delivery against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable; and the issuance of the Underlying Shares is not subject to preemptive or similar rights.

5. The Company has an authorized and outstanding capitalization as set forth in the SEC Documents as of the date set forth therein.

6. The execution and delivery of the Transaction Agreements, the issuance, sale and delivery of the Securities to be sold by the Company under the Agreement and the Warrants, the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated thereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, (ii) the Certificate of Incorporation or Bylaws of the Company, as amended to date or (iii) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including the Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject.

EXH. D-1

7. The capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained under the Company’s Form 8-A filed with the SEC.

8. Other than the filing of a Form D in accordance with Regulation D under the Securities Act (and except for state securities laws, as to which we express no opinion), no authorization, approval or consent of any court or governmental authority or agency or filing with any federal, state or local government or regulatory commission, board, authority or agency, or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), or approval of the stockholders of the Company, is required in connection with the offering and sale of the Shares to the Purchasers.

9. Subject to the accuracy of the Purchaser’s representations in the Agreement, the offering and sale of the Shares to the Purchaser are exempt from the registration requirements of the Act.

10. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

11. To our knowledge, there are no rights to have securities of the Company registered under the Registration Statement contemplated by the Purchase Agreement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time or otherwise.

For purposes of this exhibit, at the Closing, counsel to the Company shall also include a negative assurance to the following effect:

We advise you that to our knowledge, except as set forth in the SEC Documents (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agreement; and (ii) there are no lawsuits pending against the Company nor, to our knowledge, has the Company received any written threat thereof, except in the case of clause (ii) for such lawsuits that the Company has informed us would not be likely to have, individually or in the aggregate, a Material Adverse Effect. We note that we have not conducted a docket search in any jurisdiction with respect to lawsuits that may be pending against the Company.

EXH. D-2